Exhibit 5.1

September 26, 2024
Allegiant Travel Company
1201 N. Town Center Drive
Las Vegas, Nevada 89144
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
I am Senior Counsel, Senior Vice President and Secretary of Allegiant Travel Company, a Nevada corporation (the “Company”), as well as Allegiant Air, LLC, a Nevada limited liability company, Allegiant Vacations, LLC, a Nevada limited liability company, AFH, Inc., a Nevada corporation, Sunrise Asset Management, LLC, a Nevada limited liability company, G4 Properties, LLC, a Nevada limited liability company, Dustland, LLC, a Nevada limited liability company, G4 Works, LLC, a Nevada limited liability company, Sunseeker Resorts, Inc., a Nevada corporation, Sunseeker Florida, Inc., a Florida corporation, Point Charlotte Development, LLC, a Florida limited liability company, Point Charlotte, LLC, a Florida limited liability company, Sunseeker Florida North, Inc., a Florida corporation, and SFI Equity Holdco, Inc., a Florida corporation (collectively, the “Additional Registrants”), and as such have acted as counsel to the Company and the Additional Registrants in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Form S-3”), including the prospectus constituting a part thereof (the “Prospectus” together with the Form S-3, the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an unspecified number or amount of: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) shares of one or more classes or series of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (collectively, the “Debt Securities”) and guarantees from the Additional Registrants (the “Guarantees”); (iv) depositary shares (evidenced by depositary receipts) representing interests in Preferred Stock (“Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, or any combination thereof (the “Warrants”); (vi) purchase contracts (the “Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, a specified number of shares of Common Stock, Preferred Stock, or Depositary Shares, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreements (each, a “Purchase Contract Agreement”); (vii) stock purchase units (the “Purchase Units”), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities or other securities, in each case securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts; and (viii) units comprised of Common Stock, Preferred Stock, Depositary Shares, Warrants or any combination thereof (the “Units” together with the Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Purchase Contracts, and Purchase Units, the “Securities” and each a “Security”).

Allegiant Travel Company
September 26, 2024

The Debt Securities and the Guarantees will be issued pursuant to one or more indentures (each, an “Indenture”) by and between the Company and a financial institution identified therein as the trustee. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”). The Units and Purchase Units will be issued under unit agreements between the Company and a Counterparty (each, a “Unit Agreement” together with the Deposit Agreements, the Purchase Contracts, the Indentures and the Warrant Agreements, the “Agreements.”
The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus (the “Prospectus Supplements”) in each case pursuant to Rule 415 under the Securities Act.
In connection with my representation of the Company, and as a basis for the opinions hereinafter set forth, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true copies, only of the following:
(1)    the Registration Statement;
(2)    the Company’s Articles of Incorporation, as amended to the date hereof (the “Charter”);
(3)    the Company’s Bylaws, as amended to the date hereof; and
(4)    such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.
In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In my capacity as counsel to the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement. I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for the purposes of this opinion. I have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as I have deemed necessary and appropriate for the purpose of rendering this opinion.
I have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus

Allegiant Travel Company
September 26, 2024

or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) any Debt Securities and related Guarantees, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Units offered under the Registration Statement, and the related Agreement, will be executed in the forms incorporated by reference in the Registration Statement; (vi) each Agreement will have been duly authorized, executed and delivered by all of the parties thereto, and each party to each of the Agreements will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Agreement enforceable against it; and (vii) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Charter, as then in effect.
Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, I am of the opinion that:
(1)    With respect to the Common Stock, assuming (i) the taking by the Company’s board of directors (the “Board”) or an authorized committee thereof of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof and (ii)(a) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board or an authorized committee thereof, or (b) upon the conversion, exchange or exercise of any Securities in accordance with the terms of such Securities or applicable Agreement providing for such conversion, exchange or exercise as approved by the Board or an authorized committee thereof, upon payment of the consideration therefor (not less than the par value) provided for therein, the Common Stock will be validly issued, fully paid and nonassessable.
(2)With respect to the Preferred Stock, assuming (i) the taking by the Board or an authorized committee thereof of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (ii) the due filing of an amendment to the Charter (or certificate of designation) with the Secretary of State of the State of Nevada, setting forth the terms of such Preferred Stock, and (iii)(a) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board or an authorized committee thereof or (b) upon the conversion, exchange or exercise of any Securities in accordance with the terms of such Securities or applicable Agreement providing for such conversion, exchange or exercise as approved by the Board or an

Allegiant Travel Company
September 26, 2024

authorized committee thereof, upon payment of the consideration therefor (not less than the par value) provided for therein, the Preferred Stock will be validly issued, fully paid and nonassessable.
The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.
This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinion expressed herein after the date hereof.
I do not express any opinion herein concerning any law other than the laws of the State of Nevada. I do not express any opinion as to the law of any other jurisdiction. Vedder Price P.C. has provided an opinion on matters of New York law, which opinion will be included as an exhibit to the Registration Statement. I express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, I have assumed such matters.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under “Legal Matters” in the Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, /s/ Robert Goldberg Senior Counsel, Senior Vice President and Secretary of Allegiant Travel Company